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                   HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                POWER OF ATTORNEY
                                -----------------

                                  David T. Foy
                                 Thomas M. Marra
                             Christine Hayer Repasy
                                 John C. Walters
                              David M. Znamierowski

do hereby jointly and severally authorize Christine Hayer Repasy, Marianne O'Doherty, Christopher M. Grinnell, Thomas S. Clark, W. Michael Stobart and Shane E. Daly to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the Hartford Life and Annuity Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

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
/s/ David T. Foy                                              Dated as of February 15, 2002
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David T. Foy

/s/ Thomas M. Marra                                           Dated as of February 15, 2002
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Thomas M. Marra

/s/ Christine Hayer Repasy                                    Dated as of February 15, 2002
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Christine Hayer Repasy

/s/ John C. Walters                                           Dated as of February 15, 2002
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John C. Walters

/s/ David M. Znamierowski                                     Dated as of February 15, 2002
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David M. Znamierowski
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